EXHIBIT 10.1

                             Joint Filing Agreement


         Agreement dated as of November 3, 1999, between ZDG Holdings Inc. and Robert G. Landau (collectively, the "Parties").

         Each of the Parties hereto represents to the other Parties that it is eligible to use Schedule 13D ("Schedule 13D") to report its beneficial interest in shares of common stock, $.0025 par value per share, of Caldera Corporation owned of record by ZDG Holdings Inc. and Robert Landau and it will file the
Schedule 13D on behalf of itself.

         Each of the Parties agrees to be responsible for the timely filing of the Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, and the other Parties to the extent it knows or has reason to believe that any information about the other Parties is inaccurate.


                                      ZDG Holdings Inc.

                                     /s/ Robert G. Landau
                                     -------------------------------------------
                                     By: Robert G. Landau, Authorized Signatory


                                    /s/ Robert G. Landau
                                    --------------------------------------------
                                    Robert G. Landau